UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 3 to Term Loan Credit Agreement

On December 17, 2025, Par Pacific Holdings, Inc. (“Par Pacific”), Par Petroleum, LLC (“Par LLC”), Par Petroleum Finance Corp. (“Finance Corp.”) and the guarantors party thereto entered into that certain Amendment No. 3 to Term Loan Credit Agreement, dated as of December 17, 2025 (the “TL Amendment”), with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Term Loan Agent”), and the lenders party thereto. The TL Amendment amends that certain Term Loan Credit Agreement, dated as of February 28, 2023 (as amended, supplemented or otherwise modified, the “Term Loan Agreement”), among Par Pacific, Par LLC, Finance Corp., the Term Loan Agent and the lenders party thereto.

The TL Amendment provided for, among other things, a reduction in the Applicable Margin under the Term Loan Agreement by 50 basis points, such that base rate loans and SOFR loans will bear interest at the applicable base rate plus 2.25% and 3.25%, respectively.

The foregoing description of the TL Amendment is qualified in its entirety by reference to the TL Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Pledge and Security Agreement

As previously disclosed, on October 2, 2025, Hawaii Renewables, LLC (“HR”), a joint venture of Par Pacific related to renewable fuels, entered into (i) that certain Framework Agreement for Commodity Swap Transactions (the “Framework Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), (ii) that certain International Swaps and Derivatives Association 2002 Master Agreement and Schedule (the “ISDA Agreement”), with Wells Fargo, and (iii) that certain Pledge and Security Agreement with Wells Fargo (the “Existing Pledge and Security Agreement”). In connection with the Framework Agreement and the ISDA Agreement, on December 16, 2025, HR entered into that certain Letter of Credit Facility Agreement (the “Uncommitted LC Facility Agreement”) with Wells Fargo, pursuant to which Wells Fargo agreed, in its sole discretion, to consider issuing documentary letters of credit for the account of HR in the maximum available amount of $25,000,000 in the aggregate. Proceeds of drawings under such letters of credit may be used to make payments to HR’s suppliers of crude oil and soybean oil when due and payable under the respective supply contracts.

In connection with the Framework Agreement, the ISDA Agreement and the Uncommitted LC Facility Agreement, on December 16, 2025, HR entered into that certain Amended and Restated Pledge and Security Agreement (the “A&R Pledge and Security Agreement”) with Wells Fargo. The A&R Pledge and Security Agreement amends and restates the Existing Pledge and Security Agreement to provide for, among other things, a modification to the scope of the Collateral (as defined in the A&R Pledge and Security Agreement) on which HR grants a security interest in favor of Wells Fargo to secure the obligations of HR under the Framework Agreement, the ISDA Agreement, the Uncommitted LC Facility Agreement and the other Transaction Documents (as defined in the Framework Agreement).

The foregoing description of the A&R Pledge and Security Agreement is qualified in its entirety by reference to the A&R Pledge and Security Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1*
Amendment No. 3 to Term Loan Credit Agreement, dated as of December 17, 2025, by and among Par Pacific Holdings, Inc., Par Petroleum, LLC, Par Petroleum Finance Corp., the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

10.2*	Amended and Restated Pledge and Security Agreement, dated as of December 16, 2025, between Hawaii Renewables, LLC and Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025

PAR PACIFIC HOLDINGS, INC.

By:	/s/ Jeffrey R. Hollis
Jeffrey R. Hollis
Senior Vice President, General Counsel and Secretary